Fellow Pitney Bowes Shareholders, We delivered a very strong start to the year during the first quarter. Our complete financial results, detailed in the Company’s earnings press release, represent better-than-expected performance and supported our decision to increase 2026 guidance. Our ability to begin the year with considerable momentum reflects clear and focused direction from the executive team and disciplined execution by the 6,000+ team members at Pitney Bowes. I could not be more pleased with how the entire organization is rallying around achieving our strategic objectives for 2026. Our results reflect continued progress in cost management, operational excellence and strategic capital allocation. With a solidified and strengthened executive team and clear alignment on priorities across the organization, we are increasingly benefiting from a culture of continual improvement – one that is yielding greater efficiencies and crisper execution across our businesses. This foundation is also enabling us to identify attainable opportunities for long-term profitable growth within SendTech, including The Pitney Bowes Bank (“PB Bank”), and Presort. While we benefited from some minor tailwinds during the quarter, including currency shifts and an easier year-over-year revenue comparison, we demonstrated considerable strength in the first quarter even after normalizing for these factors. Strategic Objectives for 2026 Below is an update on our progress against previously disclosed priorities: • Revitalizing Presort – We are making meaningful progress toward reigniting profitable growth. During the first quarter, our competitive wins outpaced lost business. This success was driven by an improving go-to-market strategy and execution under Debbie Pfeiffer’s leadership. On a year- over-year basis, volume declines tied to customer losses declined each month. Likewise, year-over- year volume gains tied to customer wins increased each month. We currently expect year-over-year volume to turn positive by early in the third quarter – if not sooner. To accelerate our pursuit of tuck-in acquisitions that support profitable growth, we have retained Greenhill & Co. to help accelerate discussions with potential partners. Finally, the Presort team continues to identify opportunities to enhance our technology solutions and streamline our cost structure. ______________________________________________________ • Reimagining SendTech – SendTech delivered a strong start to the year. Todd Everett and his revamped leadership team are driving improved sales performance and lower churn. Initial results have been encouraging. Year-over-year sales bookings increased in the first quarter, and that momentum has carried into the start of the second quarter. Paid software subscribers are up, and the meter churn rate is down year-over-year. The team has also continued to make headway on improving customer service, sharpening go-to-market efforts and prioritizing product enhancements. It is important to note that these improvements did not come at the expense of continued progress in cost management. This fact enabled us to deliver improved year-over-year EBIT despite a decline Exhibit 99.2

2 in revenue. While we could experience some one-time headwinds later in the year, SendTech’s overall momentum is stronger than at any point during my tenure. • Realizing the Potential of PB Bank – Our team, under the leadership of recently appointed Bank President Steve Fischer, is focused on building a strong operational foundation to support steady, responsible growth. At the same time, we are exploring opportunities to further enhance the Bank’s profitability through balance sheet optimization while building the Bank’s capital base and upstreaming cash to the parent. We are also exploring options to work with our mailing, shipping and Presort businesses to generate loans with attractive risk-adjusted returns while increasing those businesses’ differentiated offerings. While we are in the early stages of exploring these opportunities, we believe the long- term value creation opportunity is significant. • Proceeding to Strategic Review Phase 2 – We remain on track to initiate the external portion of our strategic review by the end of the second quarter. I will stress that this external review will in no way detract from our strategic priorities or our focus on continual improvement across the business. The Board of Directors has already begun evaluating financial and legal advisors to retain in connection with the process. We will share updates when appropriate. • Strategically Allocating Capital – We remain committed to an opportunistic capital allocation policy that balances debt reduction, share repurchases, periodic dividend increases and long-term strategic investment in our organization. Through May 1, 2026, we have returned $565 million to shareholders through the repurchase of 53.1 million shares at an average price of $10.64. We have also doubled our dividend to $0.10 per share over the past year and a half. We want Pitney Bowes to be deemed a high-quality investment for equity and debt investors alike. Along those lines, we remain committed to deleveraging and continue to expect to reduce net debt in 2026. Conclusion In closing, I believe the primary driver of our early success in 2026 is our culture. Across the organization, I see growing ownership, urgency and pride of purpose. At the same time, there is a recognition that we are in the early stages of a broader transformation. My optimism is bolstered by the increased focus and energy of our incredibly talented and dedicated team members. As both CEO and a significant shareholder, this gives me tremendous confidence in what can be achieved during the quarters and years ahead at Pitney Bowes. Sincerely, Kurt Wolf Chief Executive Officer & Director Pitney Bowes